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As filed with the Securities and Exchange Commission on April 5, 2013

Registration No. 333-186495

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PennyMac Financial Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6162 (Primary Standard Industrial Classification Code Number)	80-0882793 (I.R.S. Employer Identification Number)

6101 Condor Drive
Moorpark, CA 93021
Phone: (818) 224-7442
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Jeffrey P. Grogin
Chief Administrative and Legal Officer and Secretary
Private National Mortgage Acceptance Company, LLC
6101 Condor Drive
Moorpark, CA 93021
Phone: (818) 224-7442
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Timothy R. Rupp Richard J. Welch Bingham McCutchen LLP 355 South Grand Avenue, Suite 4400 Los Angeles, CA 90071 (213) 680-6400	Laura Hodges Taylor Bradley C. Weber Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, CA 94025 (650) 752-3100

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2 to PennyMac Financial Services, Inc.'s Registration Statement on Form S-1 (Registration No. 333-186495) (the "Registration Statement") is being filed solely for the purpose of amending Item 16 of Part II of the Registration Statement and to file the exhibits indicated in Item 16.

        This Amendment No. 2 does not modify or change any provision of, or add to, Part I of the Registration Statement. Accordingly, Part I of the Registration Statement has been omitted from this Amendment No. 2, which consists of only the cover page, this explanatory note and Part II of the Registration Statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered (excluding the underwriting discount). Except for the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, or FINRA, filing fee, all amounts are estimates.

Amount Paid or to be Paid
SEC registration fee	$39,215
FINRA filing fee	43,625
NYSE listing fee
Legal fees and expenses
Accounting fees and expenses	975,000
Printing expenses
Transfer and registrar fee
Miscellaneous

Total

Item 14.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a corporation's board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

        As permitted by Delaware law, our certificate of incorporation, which will be amended and restated and in effect upon the completion of the offering, provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

  •
  for any breach of a duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for any transaction from which the director derived an improper benefit; or

  •
  for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

        Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

        Our bylaws, which will be amended and restated and in effect upon the completion of the offering, further provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. The amended and restated bylaws also authorize us to indemnify any of our employees or agents and permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

        In addition, our amended and restated bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

        At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

        We intend to enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, would require us to indemnify and advance expenses to each director and officer to the fullest extent permitted by Delaware law, the amended and restated certificate of incorporation and amended and restated bylaws, for expenses such as, among other things, attorneys' fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person's services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors' and officers' liability insurance.

        The SEC has taken the position that personal liability of directors for violation of the federal securities laws cannot be limited and that indemnification by us for any such violation is unenforceable. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Item 16.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

Number		Description
1.1	*	Form of Underwriting Agreement
3.1		Form of Amended and Restated Certificate of Incorporation of the Registrant
3.2		Form of Amended and Restated Bylaws of the Registrant
4.1	*	Specimen Class A Common Stock Certificate
5.1	*	Opinion of Bingham McCutchen LLP
10.1		Form of Fourth Amended and Restated Limited Liability Company Agreement of Private National Mortgage Acceptance Company, LLC
10.2		Form of Tax Receivable Agreement
10.3		Form of Exchange Agreement
10.4		Form of Registration Rights Agreement
10.5	†*	PennyMac Financial Services, Inc. 2013 Equity Incentive Plan (the "2013 Plan")
10.6	†*	Form of Stock Option Agreement under the 2013 Plan
10.7	†*	Form of Restricted Stock Agreement under the 2013 Plan
10.8	†	Form of Director Indemnification Agreement
10.9	**	Mortgage Banking and Warehouse Services Agreement, by and between PennyMac Loan Services, LLC and PennyMac Corp., effective as of February 1, 2013
10.10	**	Amended and Restated Flow Servicing Agreement, by and between PennyMac Loan Services, LLC and PennyMac Operating Partnership, L.P., dated as of February 1, 2013

Number		Description
10.11	**	MSR Recapture Agreement, by and between PennyMac Loan Services, LLC and PennyMac Corp., effective as of February 1, 2013
10.12	**	Amended and Restated Management Agreement, by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, dated as of February 1, 2013
10.13	**	Amended and Restated Underwriting Fee Reimbursement Agreement, by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, dated as of February 1, 2013
10.14	**	Amended and Restated Flow Servicing Agreement, by and between PNMAC Mortgage Co., LLC and PennyMac Loan Services, LLC, dated August 1, 2010
10.15	**	Second Amended and Restated Flow Servicing Agreement, by and between PNMAC Mortgage Opportunity Fund Investors, LLC and PennyMac Loan Services, LLC, dated August 1, 2008, as amended effective as of January 1, 2012
10.16	**	Investment Management Agreement, by and between PNMAC Mortgage Opportunity Fund, L.P. and PNMAC Capital Management, LLC, as amended and restated May 26, 2011
10.17	**	Investment Management Agreement between PNMAC Mortgage Opportunity Fund Investors, LLC and PNMAC Capital Management, LLC dated August 1, 2008
10.18	**	Master Repurchase Agreement, dated as of March 17, 2011, by and among Bank of America, N.A., PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.19	**	Amendment No. 1 to Master Repurchase Agreement, dated as of July 21, 2011, Amendment No. 2 to Master Repurchase Agreement, dated as of March 23, 2012, Amendment No. 3 to Master Repurchase Agreement, dated as of August 28, 2012 and Amendment No. 4 to Master Repurchase Agreement, dated as of January 3, 2013, in each case, by and among Bank of America, N.A., PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.20	**	Master Repurchase Agreement, dated as of June 26, 2012, by and between PennyMac Loan Services, LLC and Citibank, N.A.
10.21	**	Amendment Number One to the Master Repurchase Agreement, dated as of December 31, 2012, by and between PennyMac Loan Services, LLC and Citibank, N.A.
10.22	**	Second Amended and Restated Loan and Security Agreement, dated as of March 27, 2012, between Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.23	**	Amendment No. 1 to Second Amended and Restated Loan Security Agreement, dated as of December 12, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.24	‡**	Master Repurchase Agreement, by and among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC, dated as of August 14, 2009

Number		Description
10.25	‡**	Amendment No. 1 to Master Repurchase Agreement, dated as of November 20, 2009, Amendment No. 2 to Master Repurchase Agreement, dated as of May 6, 2010, Amendment No. 3 to Master Repurchase Agreement, dated as of July 14, 2010, Amendment No. 4 to Master Repurchase Agreement, dated as of August 10, 2010, Amendment No. 5 to Master Repurchase Agreement, dated as of August 10, 2011, Amendment No. 6 to Master Repurchase Agreement, dated as of November 1, 2011, Amendment No. 7 to Master Repurchase Agreement, dated as of November 30, 2011, Amendment No. 8 to Master Repurchase Agreement, dated as of February 2, 2012, Amendment No. 9 to Master Repurchase Agreement, dated as of March 6, 2012, Amendment No. 10 to Master Repurchase Agreement, dated as of August 6, 2012, Amendment No. 11 to Master Repurchase Agreement, dated as of September 10, 2012, Amendment No. 12 to Master Repurchase Agreement, dated as of September 18, 2012, Amendment No. 13 to Master Repurchase Agreement, dated as of September 21, 2012 and Amendment No. 14 to Master Repurchase Agreement, dated as of December 12, 2012, in each case, by and among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.26	**	Master Spread Acquisition and MSR Servicing Agreement, by and between PennyMac Loan Services, LLC and PennyMac Operating Partnership, L.P., dated as of February 1, 2013
10.27	**	Amended and Restated Flow Servicing Agreement, by and between PNMAC Mortgage Opportunity Fund, LP and PennyMac Loan Services, LLC, dated as of August 1, 2010
10.28	**	Confidentiality Agreement, by and between PennyMac Mortgage Investment Trust and PNMAC Capital Management, LLC, dated as of February 6, 2013
10.29	**	Amended and Restated Confidentiality Agreement, by and between PennyMac Mortgage Investment Trust and Private National Mortgage Acceptance Company, LLC, dated as of March 1, 2013
10.30	**	Second Amended and Restated Flow Servicing Agreement, by and between PennyMac Operating Partnership, L.P. and PennyMac Loan Services, LLC, dated as of March 1, 2013
10.31	**	Amendment No. 1 to Mortgage Banking and Warehouse Services Agreement, by and between PennyMac Loan Services, LLC and PennyMac Corp., dated as of March 1, 2013
10.32	**	Amendment No. 2 to Second Amended and Restated Loan Security Agreement, dated as of March 22, 2013, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.33		Form of Stockholder Agreement by and between PennyMac Financial Services, Inc. and BlackRock Mortgage Ventures, LLC
10.34		Form of Stockholder Agreement by and between PennyMac Financial Services, Inc. and HC Partners LLC
14.1		Code of Business Conduct and Ethics
21.1	**	Subsidiaries of the Registrant
23.1	*	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)
23.2	**	Consent of Deloitte & Touche LLP
24.1	**	Power of Attorney

*
To be filed by amendment

**
Previously filed.

†
Indicates management contract or compensation plan

‡
Indicates confidential treatment has been requested with respect to specific portions of this exhibit. Omitted portions have been filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)
Financial Statement Schedules

        All schedules have been omitted because they are not required or because the required information is given in the financial statements or notes to those statements.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moorpark, State of California, on April 5, 2013.

PENNYMAC FINANCIAL SERVICES, INC.
By:	/s/ STANFORD KURLAND Stanford Kurland Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ STANFORD KURLAND Stanford Kurland	Chief Executive Officer and Director (principal executive officer)	April 5, 2013
* Anne McCallion	Chief Financial Officer (principal financial officer and principal accounting officer)	April 5, 2013
* David Spector	Director	April 5, 2013
* Matthew Botein	Director	April 5, 2013
* Joseph Mazzella	Director	April 5, 2013
* Farhad Nanji	Director	April 5, 2013
* John Taylor	Director	April 5, 2013
* Mark Wiedman	Director	April 5, 2013

*By:	/s/ STANFORD KURLAND Stanford Kurland Attorney-in-Fact

 EXHIBIT INDEX

Number		Description
1.1	*	Form of Underwriting Agreement
3.1		Form of Amended and Restated Certificate of Incorporation of the Registrant
3.2		Form of Amended and Restated Bylaws of the Registrant
4.1	*	Specimen Class A Common Stock Certificate
5.1	*	Opinion of Bingham McCutchen LLP
10.1		Form of Fourth Amended and Restated Limited Liability Company Agreement of Private National Mortgage Acceptance Company, LLC
10.2		Form of Tax Receivable Agreement
10.3		Form of Exchange Agreement
10.4		Form of Registration Rights Agreement
10.5	†*	PennyMac Financial Services, Inc. 2013 Equity Incentive Plan (the "2013 Plan")
10.6	†*	Form of Stock Option Agreement under the 2013 Plan
10.7	†*	Form of Restricted Stock Agreement under the 2013 Plan
10.8	†	Form of Director Indemnification Agreement
10.9	**	Mortgage Banking and Warehouse Services Agreement, by and between PennyMac Loan Services, LLC and PennyMac Corp., effective as of February 1, 2013
10.10	**	Amended and Restated Flow Servicing Agreement, by and between PennyMac Loan Services, LLC and PennyMac Operating Partnership, L.P., dated as of February 1, 2013
10.11	**	MSR Recapture Agreement, by and between PennyMac Loan Services, LLC and PennyMac Corp., effective as of February 1, 2013
10.12	**	Amended and Restated Management Agreement, by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, dated as of February 1, 2013
10.13	**	Amended and Restated Underwriting Fee Reimbursement Agreement, by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, dated as of February 1, 2013
10.14	**	Amended and Restated Flow Servicing Agreement, by and between PNMAC Mortgage Co., LLC and PennyMac Loan Services, LLC, dated August 1, 2010
10.15	**	Second Amended and Restated Flow Servicing Agreement, by and between PNMAC Mortgage Opportunity Fund Investors, LLC and PennyMac Loan Services, LLC, dated August 1, 2008, as amended effective as of January 1, 2012
10.16	**	Investment Management Agreement, by and between PNMAC Mortgage Opportunity Fund, L.P. and PNMAC Capital Management, LLC, as amended and restated May 26, 2011
10.17	**	Investment Management Agreement between PNMAC Mortgage Opportunity Fund Investors, LLC and PNMAC Capital Management, LLC dated August 1, 2008
10.18	**	Master Repurchase Agreement, dated as of March 17, 2011, by and among Bank of America, N.A., PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.19	**	Amendment No. 1 to Master Repurchase Agreement, dated as of July 21, 2011, Amendment No. 2 to Master Repurchase Agreement, dated as of March 23, 2012, Amendment No. 3 to Master Repurchase Agreement, dated as of August 28, 2012 and Amendment No. 4 to Master Repurchase Agreement, dated as of January 3, 2013, in each case, by and among Bank of America, N.A., PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.20	**	Master Repurchase Agreement, dated as of June 26, 2012, by and between PennyMac Loan Services, LLC and Citibank, N.A.
10.21	**	Amendment Number One to the Master Repurchase Agreement, dated as of December 31, 2012, by and between PennyMac Loan Services, LLC and Citibank, N.A.
10.22	**	Second Amended and Restated Loan and Security Agreement, dated as of March 27, 2012, between Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC

Number		Description
10.23	**	Amendment No. 1 to Second Amended and Restated Loan Security Agreement, dated as of December 12, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.24	‡**	Master Repurchase Agreement, by and among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC, dated as of August 14, 2009
10.25	‡**	Amendment No. 1 to Master Repurchase Agreement, dated as of November 20, 2009, Amendment No. 2 to Master Repurchase Agreement, dated as of May 6, 2010, Amendment No. 3 to Master Repurchase Agreement, dated as of July 14, 2010, Amendment No. 4 to Master Repurchase Agreement, dated as of August 10, 2010, Amendment No. 5 to Master Repurchase Agreement, dated as of August 10, 2011, Amendment No. 6 to Master Repurchase Agreement, dated as of November 1, 2011, Amendment No. 7 to Master Repurchase Agreement, dated as of November 30, 2011, Amendment No. 8 to Master Repurchase Agreement, dated as of February 2, 2012, Amendment No. 9 to Master Repurchase Agreement, dated as of March 6, 2012, Amendment No. 10 to Master Repurchase Agreement, dated as of August 6, 2012, Amendment No. 11 to Master Repurchase Agreement, dated as of September 10, 2012, Amendment No. 12 to Master Repurchase Agreement, dated as of September 18, 2012, Amendment No. 13 to Master Repurchase Agreement, dated as of September 21, 2012 and Amendment No. 14 to Master Repurchase Agreement, dated as of December 12, 2012, in each case, by and among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.26	**	Master Spread Acquisition and MSR Servicing Agreement, by and between PennyMac Loan Services, LLC and PennyMac Operating Partnership, L.P., dated as of February 1, 2013
10.27	**	Amended and Restated Flow Servicing Agreement, by and between PNMAC Mortgage Opportunity Fund, LP and PennyMac Loan Services, LLC, dated as of August 1, 2010
10.28	**	Confidentiality Agreement, by and between PennyMac Mortgage Investment Trust and PNMAC Capital Management, LLC, dated as of February 6, 2013
10.29	**	Amended and Restated Confidentiality Agreement, by and between PennyMac Mortgage Investment Trust and Private National Mortgage Acceptance Company, LLC, dated as of March 1, 2013
10.30	**	Second Amended and Restated Flow Servicing Agreement, by and between PennyMac Operating Partnership, L.P. and PennyMac Loan Services, LLC, dated as of March 1, 2013
10.31	**	Amendment No. 1 to Mortgage Banking and Warehouse Services Agreement, by and between PennyMac Loan Services LLC and PennyMac Corp., dated as of March 1, 2013
10.32	**	Amendment No. 2 to Second Amended and Restated Loan Security Agreement, dated as of March 22, 2013, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.33		Form of Stockholder Agreement by and between PennyMac Financial Services, Inc. and BlackRock Mortgage Ventures, LLC
10.34		Form of Stockholder Agreement by and between PennyMac Financial Services, Inc. and HC Partners LLC
14.1		Code of Business Conduct and Ethics
21.1	**	Subsidiaries of the Registrant
23.1	*	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)
23.2	**	Consent of Deloitte & Touche LLP
24.1	**	Power of Attorney

*
To be filed by amendment

**
Previously filed.

†
Indicates management contract or compensation plan

‡
Indicates confidential treatment has been requested with respect to specific portions of this exhibit. Omitted portions have been filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX